                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-102601, 333-89892, 333-54836, 333-44626 and 333-39366 of AsiaInfo Holdings,
Inc. on Form S-8 of our report dated January 22, 2003 (February 22, 2003 as to the last 4 paragraphs to Note 13), appearing in this Annual Report on Form 10-K of AsiaInfo Holdings, Inc. for the year ended December 31, 2002.


/s/ Deloitte Touche
Tohmatsu

Hong Kong
March 20, 2003